UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 4, 2009

PICO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

California	033-36383	94-2723335
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

875 Prospect Street, Suite 301, La Jolla, California	92037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(858) 456-6022

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

Press Release

On May 4, 2009, PICO Holdings, Inc. (the “Company”) issued a press release announcing that it will host a conference call on May 18, 2009 for shareholders and others who are not able to attend the Company’s annual meeting. The Company will discuss its results for the year ended December 31, 2008. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference solely for purposes of this Item 7.01 disclosure.

Presentation Slides

A copy of a slide presentation that the Company has posted on its website and will be available for reference in connection with its conference call on May 18, 2009 as well as with its presentations to investors, analysts and others during 2009 is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein solely for purposes of this Item 7.01 disclosure. The slide presentation is available on the Investors section of the Company’s website at www.picoholdings.com and will remain on the website for approximately one year from the date of the filing of this Current Report on Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”).

The information in this Item 7.01 and the exhibits attached hereto are being “furnished” pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into those filings of the Company that provide for the incorporation of all reports and documents filed by the Company under the Exchange Act.

Certain Forward-Looking Statements

When included in this Current Report on Form 8-K, words like “believes,” “belief,” “expects,” “plans,” “anticipates,” “intends,” “projects,” “estimates,” “may,” “might,” “would” and similar expressions are intended to identify forward-looking statements as defined by the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a variety of risks and uncertainties that could cause actual results to differ materially from expected or historical results. Such factors include, among others: the demographic changes and general economic and business conditions, including the downturn in the homebuilding industry, liquidity issues of counterparties to the Company’s contracts, and the decline in value in the global equity and fixed-income markets; the Company’s ability to develop and sell or lease water and water rights and changes in the market price of water; business disruption due to natural disasters; the Company’s concentration of water resources in a limited number of assets, primarily in Nevada and Arizona; the effects of competition or political opposition in the markets in which it operates; the changes in, or failure to comply with, existing governmental regulations, including environmental regulations; the ability to successfully acquire and integrate new businesses and assets; the volatile fluctuations in its insurance reserves; liability and other claims asserted against the Company; its ability to attract and retain qualified personnel; the availability and terms of capital; and various other matters, many of which are beyond the Company’s control.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on any forward-looking statement as a prediction of future events. The Company expressly disclaims any obligation or undertaking and it does not intend to release publicly any updates or changes in its expectations concerning the forward-looking statements included in this Current Report on Form 8-K or any changes in events, conditions or circumstances upon which any forward-looking statement may be based. Other risks and uncertainties are detailed from time to time in the Company’s filings with the SEC, including those described under the heading “Risk Factors” in the Company’s annual report, quarterly reports and other periodic reports.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release of PICO Holdings, Inc. dated May 4, 2009.
99.2	PICO Holdings, Inc. presentation slides.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PICO HOLDINGS, INC.

Date: May 4, 2009	By:	/s/ James F. Mosier
James F. Mosier
General Counsel and Secretary